Exhibit 16.1

November 25, 2024

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: GSR III Acquisition Corp.

File No. 001-42399

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GSR III Acquisition Corp. dated November 25, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP